Exhibit 1.1

Amplify Snack Brands, Inc.

[●] shares

Common Stock, Par Value $0.0001 Per Share

Underwriting Agreement

[●], 2015

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Jefferies LLC

520 Madison Avenue

New York, New York 10022

As representatives of the several Underwriters

named in Schedule I hereto,

Ladies and Gentlemen:

The stockholders named in Schedule II hereto (the “Selling Stockholders”) of Amplify Snack Brands, Inc. a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell (the “Offering”) to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Goldman, Sachs & Co. and Jefferies LLC are acting as representatives (the “Representatives”), an aggregate of [●] shares (the “Firm Shares”) of common stock of the Company, par value $0.0001 per share (“Stock”), and, at the election of the Underwriters, up to [●] additional shares (the “Optional Shares”) of Stock of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the “Shares”.)

In connection with the liquidation of TA TopCo 1, LLC, a Delaware limited liability company (“Topco”), on July [●], 2015, the shares of the Company were distributed to the members of Topco pursuant to the Second Amended and Restated Limited Liability Company Agreement of Topco dated as of January 23, 2015. The foregoing transactions shall have been completed prior to the First Time of Delivery as described in the Pricing Disclosure Package. These transactions are collectively referred to as the “Corporate Reorganization” and the agreements associated therewith are collectively referred to as the “Reorganization Agreements.” All references to the Company shall be deemed to be the Company after giving effect to the Corporate Reorganization.

1. The Company represents and warrants to, and agrees with, each of the Underwriters and the Selling Stockholders that:

(a) A registration statement on Form S-1 (File No. 333-205274) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(d) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act related to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein (the “Underwriter Information”) or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1 (the “Selling Stockholders Information”);

(c) Any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”;

(d) For the purposes of this Agreement, the “Applicable Time” is [●][a.m/p.m.] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and each Section 5(d) Writing listed on Schedule III(b) hereto, each as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Section 5(d) Writing in reliance upon and in conformity with the Underwriter Information or the Selling Stockholders Information;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholders Information;

(f) The Company has full corporate power and authority to execute and deliver this Agreement and perform its other obligations hereunder; and all action required to be taken by the Company for the due authorization, execution and delivery of this Agreement and, as applicable, the consummation of the transactions contemplated hereby has been duly and validly taken;

(g) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Pricing Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than in connection with the Corporate Reorganization as described in the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, properties, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (each such change or development, a “Material Adverse Effect”) otherwise than as set forth or contemplated in the Pricing Prospectus;

(h) Neither the Company nor any of its subsidiaries own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them (other than with respect to Intellectual Property, which is addressed exclusively in subsection (y) below), free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and, to the Company’s knowledge, any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect; and each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, except where the failure to be in good standing would not individually or in the aggregate have a Material Adverse Effect;

(j) The Company will have, immediately following the consummation of the Corporate Reorganization, an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the

Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company and except as otherwise set forth in the Pricing Prospectus, free and clear of all liens, encumbrances, equities or claims;

(k) As of (i) the date of this agreement, (A) the Reorganization Agreements have been duly authorized and [when] executed and delivered, [will be] [are] legally valid and binding and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally or by general equitable principles, (B) the Company [will have] [has] filed all notices, reports, documents or other information required to be filed by it pursuant to, and [will have] [has] obtained any and all authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications required to be obtained under, and [will have] [has] otherwise complied with all requirements of, all applicable laws in connection with the consummation of all of the transactions in connection with the Corporate Reorganization described in the Pricing Disclosure Package except where the failure to so file, obtain or comply would not individually or in the aggregate, have a Material Adverse Effect, (C) the execution and delivery of the Reorganization Agreements [will not] [does not] result in a violation of the provisions of the Certificate of Incorporation and By-laws or similar organizational documents of any of the parties thereto, and (D) the execution and delivery of the Reorganization Agreements [will not] [does not] conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any party to the Reorganization Agreements is subject except where such conflict, breach or violation would not individually or in the aggregate, have a Material Adverse Effect, and, (ii) as of the First Time of Delivery, the Corporate Reorganization shall have been completed substantially in the manner described in the Pricing Prospectus;

(l) The compliance by the Company with its obligations under this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws or similar organizational documents of the Company or any of its subsidiaries or (C) result in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of (A) and (C) for such violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(m) Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation or By-laws (or similar organizational documents) or (B) in default, and no event has occurred that, with the notice or lapse of time or both, would constitute such a default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it, the Shares or any of its properties may be bound, except for such defaults as would not individually or in the aggregate have a Material Adverse Effect;

(n) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Income Tax Consequences to Non U.S. Holders”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(o) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries, or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(p) The Company is not and, after giving effect to the offering and sale of the Shares by the Selling Stockholders will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q) At the time of filing the Initial Registration Statement, the Company was not, and as of the Applicable Time is not, an “ineligible issuer” as defined under Rule 405 under the Act;

(r) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(s) Except as set forth in the Pricing Prospectus and the Prospectus, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”). The Company’s internal accounting controls are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Pricing Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law);

(t) Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(u) Except as set forth in the Pricing Prospectus and the Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective as of the Applicable Time;

(v) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(w) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company and any of its subsidiaries (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(x) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person in each case acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or other relevant sanctions authority;

(y) The Company and its subsidiaries are in compliance with, and conduct their businesses in conformity with, all applicable laws and regulations in all material respects. There are no material proceedings that are pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders judgments, decrees, permits or other legal requirements of any governmental authority. Neither the Company nor any of its subsidiaries has violated, or has received notice with respect to any material violation of any such laws;

(z) No labor dispute with or disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened, and the Company has not received notice, or otherwise become aware, of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would, in each case, reasonably be expected to have a Material Adverse Effect;

(aa) The Company and its subsidiaries own, possess or license, all rights to patents, licenses, proprietary inventions, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks or trade names (collectively, “Intellectual Property”) necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any written notice of a infringement of or a conflict with asserted Intellectual Property rights of others with respect to any of the foregoing, except for such infringements or conflicts that would not, individually or in the aggregate, have a Material Adverse Effect;

(bb) Except as otherwise disclosed in the Pricing Prospectus, the Company and each subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, U.S. or non-U.S. regulatory agencies or bodies necessary to conduct their respective businesses except to the extent that such failure to possess would not individually in the aggregate have a Material Adverse Effect, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(cc) Except as disclosed in the Pricing Prospectus in connection with the restrictive covenants in the Company’s credit agreement, no subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company;

(dd) (A) The Company and its subsidiaries are in compliance in all material respects with any applicable foreign, federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof having the force and effect of law, including any judicial or administrative order, consent, decree or judgment having the force and effect of law relating to pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, insofar as it may be affected by the release of, or exposure to, Hazardous Materials (as defined below), human health and safety, including laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”) except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) the Company and its subsidiaries have all material permits, authorizations and approvals required under any applicable Environmental Laws and are necessary for the operation of the business and are each in compliance with their requirements in all material respects; (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings (collectively, “Actions”) relating to any Environmental Law against the Company or any of its subsidiaries except for such Actions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (D) to the Company’s knowledge, there are no events or circumstances that could reasonably be expected to form the basis of an order against or other obligation of the Company pursuant to any Environmental Law for material clean-up or remediation relating to Hazardous Materials or any Environmental Laws;

(ee) Neither the Company nor any of its subsidiaries has any costs or liabilities associated with Environmental Laws (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would reasonably be expected to result in a Material Adverse Effect;

(ff) Except as set forth in the Pricing Prospectus and the Prospectus, the Company has not, and, to its knowledge, no one acting on its behalf has, (A) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of any of the Shares, (B) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares, or (C) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares, in each case, other than as contemplated in this Agreement;

(gg) The Company and its subsidiaries (i) have filed all material non-U.S. and U.S. federal, state and local tax returns with the appropriate tax authorities that are required to be filed, or have duly requested extensions thereof, and (ii) have paid all taxes due and required to be paid by them and any other assessment, fine or penalty levied against any of them to the extent that any of the foregoing is due and payable, except for any such tax or other assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

(hh) Except as disclosed in the Pricing Prospectus under the caption “Certain Relationships and Related Party Transactions”, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Act;

(ii) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(jj) The financial statements included in the Pricing Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown; such financial statements have been prepared in conformity with GAAP applied on a consistent basis; and the other financial information of the Company in the Pricing Prospectus has been derived from the accounting records or other books and records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby;

(kk) The statistical and market-related data included in the Pricing Prospectus are based on or derived from sources which the Company believes are reliable and accurate;

(ll) The unaudited pro forma condensed consolidated statements of income included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC and the pro forma adjustments thereto have been properly applied to the historical amounts in the compilation of those statements;

(mm) The Stock has been approved for listing, subject to notice of issuance, on the New York Stock Exchange (“NYSE”) under the symbol “BETR”;

(nn) Except as set forth in the Pricing Prospectus and the Prospectus, as of the Applicable Time, the Company will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of NYSE that are effective and applicable to the Company as of the Applicable Time;

(oo) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or failure to satisfy the “minimum funding standard” or “minimum required contribution” (as such terms are defined in Section 412 or 430 of the Code or Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries would, individually or in the aggregate, result in a Material Adverse Effect; each such employee benefit plan has been maintained in compliance with its terms and the requirements of applicable law, including ERISA and the Code, except where any noncompliance, individually or in the aggregate, would not have a Material Adverse Effect; the Company and its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

(pp) From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

2. Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Power of Attorney and the Custody

Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(b) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with its obligations under this Agreement, the Power of Attorney and the Custody Agreement, and the consummation by such Selling Stockholder of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws (or similar organizational documents) of such Selling Stockholder if such Selling Stockholder is a corporation or other entity or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency having jurisdiction over such Selling Stockholder or any of its subsidiaries is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Power of Attorney and the Custody Agreement, and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement, in connection with the Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act of the Shares, registration of the Stock under the Exchange Act, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters as to which such Selling Stockholder makes no representation;

(c) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 5(a) hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(d) Prior to the date hereof, such Selling Stockholder has executed and delivered to the Representatives a lock-up agreement, substantially in the form set forth in Annex I hereto;

(e) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(f) Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement;

(g) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement to any of the foregoing, or any Issuer Free Writing Prospectus or Section 5(d) Writing, are made in reliance upon and in conformity with the Selling Stockholders Information, such Registration Statement, Preliminary Prospectus, Issuer Free Writing Prospectus or section 5(d) Writing did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(h) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(i) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder; and such Agreement is enforceable against such Selling Stockholder in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles;

(j) Book-entry securities entitlements representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(k) The Shares represented by the book-entry securities entitlements held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, book-entry securities entitlements representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event; and

(l) There are no material agreements or arrangements relating to the Company or its subsidiaries to which such Selling Stockholder, or, to such Selling Stockholder’s knowledge, any direct or indirect member, partner or shareholder of such Selling Stockholder, is a party, which are required to be described in the Registration Statement or the Pricing Prospectus or to be filed as exhibits thereto that are not so described or filed.

3. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[●], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholders, as and to the extent indicated in Schedule II hereto, agree severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [●] Optional Shares, at the purchase price per share set forth in the paragraph above. Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by each Selling Stockholder. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Attorneys-in-Fact given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5(a) hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, no earlier than two and no later than ten business days after the date of such notice.

4. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

5. (a) The Shares to be purchased by each Underwriter hereunder, in electronic form, and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours’ prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholders to the Representatives at least 48 hours in advance. The Company and the Selling Stockholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [●], 2015, or such other time and date as the Representatives and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(m) hereof, will be delivered at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus without the consent of the Representatives promptly after reasonable notice thereof (which consent shall not be unreasonably withheld or delayed); to advise you and the Selling Stockholders, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you and the Selling Stockholders with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you and the Selling Stockholders, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify (or obtain an exemption from qualification for) the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation for doing business in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company, the Attorneys-in-Fact and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is, based on the advice of counsel, required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer (whose names and addresses the Underwriters shall furnish to the Company) in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request, but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its security holders (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”)) as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (1) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the initial “Lock-Up Period”), not to (and not to publicly announce its intention to) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, or file a registration statement relating to, any shares of Stock and any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities; provided, however, that the foregoing restrictions shall not apply to (a) the issuance by the Company of shares of Stock upon the conversion or exchange of equity incentive units and securities outstanding on the date hereof in connection with the Corporate Reorganization, provided that such equity incentive units or securities are disclosed in the Pricing Prospectus, (b) the issuance by the Company of Stock or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock, in each case pursuant to the Company’s equity plans disclosed in the Pricing Prospectus, (c) the entry into an agreement providing for the issuance by the Company of shares of Stock or any security convertible into or exercisable for shares of Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement or (d) the entry into any agreement providing for the issuance of shares of Stock or any security convertible into or exercisable for shares of Stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement; provided that in the case of clauses (c) and (d), the aggregate number of shares of Stock that the Company may sell or issue or agree to sell or issue pursuant to clauses (c) and (d) shall not exceed 10% of the total number of shares of the Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided further, that in the case of clauses (b) through (d) that the Company shall (i) cause each recipient of such securities to execute and deliver to you, on or prior to the issuance of such securities, a lock-up agreement on substantially the same terms as the lock-up agreements referenced in Section 9(k) hereof for the remainder of the Lock-Up Period, and (ii) enter stop transfer instructions with the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend, without the prior written consent of the Representatives;

(2) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter pursuant to Section 6(e)(1) hereof, for an officer or director of the Company, and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver (indicating the effective date of such release or waiver in such notice to the Company), the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver.

(f) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that the Company may satisfy the requirements of this subsection by filing such information with the Commission via EDGAR;

(g) During a period of three years from the effective date of the Registration Statement so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that the Company may satisfy the requirements of this subsection by filing such information with the Commission via EDGAR;

(h) To use its best efforts to list for trading, subject to notice of issuance, the Shares on the NYSE;

(i) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the online offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(l) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Lock Up Period referred to in Section 6(e) hereof.

7. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Selling Stockholder, severally and not jointly, represents and agrees that, without the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company, the Selling Stockholders and the Representatives is listed on Schedule III(a) hereto;

(b) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(b) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(d) Each Underwriter represents and agrees that (i) any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act and (ii) it will not distribute, or authorize any other person to distribute, any Section 5(d) Writing, other than those distributed with the prior consent of the Company; and

(e) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing prepared or authorized by it, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing prepared or authorized by it would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Section 5(d) Writing prepared or authorized by the Company made in reliance upon and in conformity with the Underwriter Information.

8. (a) The Company and each Selling Stockholder covenant and agree with one another and with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants and counsel for the Selling Stockholders in connection with the registration of the Shares under the Act and all other expenses incurred in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, if any, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses incurred in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NYSE; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (not including the

Underwriters and their representatives) and the cost of aircraft and other transportation chartered in connection with the road show; provided, however, that the cost of any aircraft chartered in connection with the road show shall be paid 50% by the Company and 50% by the Underwriters; and (ix) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section; provided, however, that the amount payable by the Company and the Selling Stockholders pursuant to subsection (iii) and the reasonable and documented fees and disbursements of counsel to the Underwriters described in subsection (a)(v) of this Section 8 shall not exceed $40,000 in the aggregate, and (b) each Selling Stockholder, severally and jointly, covenants and agrees with the Company and the several Underwriters that (i) subject to the following sentence, such Selling Stockholder will pay or cause to be paid all taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder, (ii) each Selling Stockholder’s pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian, and (iii) the underwriting discount and commission associated with the Shares to be sold by such Selling Stockholder hereunder shall be deducted from such Selling Stockholder’s proceeds from the sale of such Shares. In connection with clause (i) of the preceding sentence, the Underwriters agree to pay New York State stock transfer tax, and each Selling Stockholder agrees to reimburse the Underwriters for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

9. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cravath, Swaine & Moore LLP, counsel for the Underwriters, shall have furnished to you their written opinion and letter each dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(c) Goodwin Procter LLP, counsel for the Company, shall have furnished to you their written opinion in the form set forth in Annex III(a) hereto, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(d) Goodwin Procter LLP, counsel for the Company, shall have furnished to a letter in the form set forth in Annex III(b) hereto, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(e) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel in the form set forth in Annex IV hereto, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(g) (i) The Company and its subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than in connection with the Corporate Reorganization described in the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, properties, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or any of its subsidiaries’ debt securities;

(i) On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) The Shares to be sold at such Time of Delivery shall have been duly listed subject only to notice of issuance on the NYSE;

(k) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the parties listed on Schedule IV hereto, in the form set forth in Annex I hereto;

(l) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(m) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or cause to be furnished certificates as to the matters set forth in subsections (a) and (g) of this section;

(n) The Representatives shall have received certificates with respect to the Company’s financial information for the three months ended June 30, 2015, dated the Applicable Time and the Time of Delivery, of the Chief Financial Officer of the Company in form and substance satisfactory to the Representatives; and

(o) On or prior to [the Applicable time] [the First Time of Delivery], the Company will have completed the Corporate Reorganization in the manner described in the Pricing Prospectus.

10. (a) The Company will indemnify and hold harmless each Underwriter together with its partners, members, directors, officers and its affiliates, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing prepared or authorized by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information.

(b) The Company will indemnify and hold harmless each Selling Stockholder together with its partners, members, directors, officers and its affiliates, and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing prepared or authorized by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information or the Selling Stockholders Information.

(c) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto or any Issuer Free Writing Prospectus or Section 5(d) Writing, in reliance upon and in conformity with the Selling Stockholders Information; and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Agreement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus or Section 5(d) Writing in reliance upon and in conformity with the Underwriter Information; provided, further, that the liability of any Selling Stockholder pursuant to this subsection (b) shall not exceed the proceeds (net of any underwriting discounts and commissions but before deducting expenses) from the sale of the Shares sold by such Selling Stockholder hereunder (the “Selling Stockholder Proceeds”).

(d) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(e) Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from (i) any liability which it may have to any indemnified party under such subsection unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses or (ii) any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders Information, on the one hand, or the Underwriter Information, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the contribution by any Selling Stockholder pursuant to this subsection (f) shall not exceed, for each such Selling Stockholder, the Selling Stockholder Proceeds (reduced by any amounts such Selling Stockholder is obligated to pay under subsection (c) above). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint. In addition, the Selling Stockholders’ respective obligations in this subsection (f) to contribute are several in proportion to their respective sale obligations and not joint.

(g) The obligations of the Company and the Selling Stockholders under this Section 10 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholders within the meaning of the Act.

11. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholders that you have so arranged for the purchase of such Shares, or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which, in your opinion, may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Selling Stockholders, except for the expenses to be borne by the Selling Stockholders; the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

13. If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason (other than those set forth in clauses (i), (iii), (iv) and (v) of Section 9(i)), any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Selling Stockholders will reimburse the Underwriters through you for all reasonable out-of-pocket expenses approved in writing by you, including reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14. In all dealings hereunder, the Representatives jointly shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives, and in all dealings with any Selling Stockholder hereunder, the Representatives and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder or given by an or all of the Attorneys-in-Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department and Jefferies LLC, 520 Madison Avenue, New York, New York, 10022, Attention: General Counsel; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary, and if to

any stockholder that has delivered a lock-up letter described in Section 9(k) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire which address will be supplied to the Company or the Selling Stockholders by you upon request; provided, further, that notices under subsection 6(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Control Room and Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any of the Selling Stockholders or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Stockholders have each consulted their respective own legal and financial advisors to the extent they deemed appropriate. The Company and the Selling Stockholders agree that they will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The parties hereto agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the parties hereto agree to submit to the jurisdiction of, and to venue in, such courts.

20. The Company and each of the Underwriters and Selling Stockholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. Federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Amplify Snack Brands, Inc.

By:
Name:
Title:

The Selling Stockholders named in Schedule II hereto, acting severally

By:
Name:
Title:

As Attorneys-in-Fact acting on behalf of the selling stockholders named in Schedule II to this Agreement.

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:
Name:
Title:

Accepted as of the date hereof:

Jefferies LLC

By:
Name:
Title:

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.
Jefferies LLC
Credit Suisse Securities (USA) LLC
SunTrust Robinson Humphrey, Inc
William Blair & Company, L.L.C.
Piper Jaffray & Co.

Total

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
[NAMES OF SELLING STOCKHOLDERS]

Total

SCHEDULE III

(a) Issuer Free Writing Prospectuses:

(b) Section 5(d) Writings:

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $[●].

The number of Shares purchased by the Underwriters is [●].

SCHEDULE IV

Persons Subject to Lock-Up Agreements

ANNEX I

SkinnyPop Popcorn LLC

Lock-Up Agreement

                    , 2015

Goldman, Sachs & Co.

200 West Street

New York, NY 10282-2198

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Re: SkinnyPop Popcorn LLC—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman, Sachs & Co. and Jefferies LLC, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with the entity (the “Company”) that will own the assets, liabilities and business of SkinnyPop Popcorn LLC and be named as the Registrant in the S-1 Registration Statement, and with the selling stockholders named in Schedule II to such agreement, providing for a public offering (the “Public Offering”) of shares (the “Shares”) of common stock of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not (and will not publicly announce their intention to) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), other than any Shares sold pursuant to the Public Offering or transferred pursuant to the Corporate Reorganization (as such term is defined in the final prospectus used to sell the Shares) or otherwise provided herein. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. If the undersigned is an officer or director of the issuer, if there is an issuer-directed Share program as part of the Public Offering, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

The initial Lock-Up Period will commence on the date of this lock-up agreement (the “Lock-Up Agreement”) and continue for 180 days after the Public Offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may (a) transfer the Undersigned’s Shares (i) acquired in open market transactions on or after the Public Offering Date, (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to any beneficiary (including such beneficiary’s estate) of the undersigned, provided that the trustee of the trust or such beneficiary agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is a controlled affiliate (as affiliate is defined in Rule 405 promulgated under the

Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or controlled affiliates of the undersigned, or (B) as part of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, partners, members, beneficiaries or other equity holders, provided that in the case of any transfer contemplated in (A) or (B) above, it shall be a condition to the transfer that (x) each transferee executes an agreement stating that the transferee is receiving and holding such Shares of Common Stock subject to the provisions of this Lock-Up Agreement and (y) there shall be no further transfer of such Shares of Common Stock except in accordance with this Lock-Up Agreement, (v) by will or intestate succession upon the death of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, (vi) in connection with the exercise (including any “net” or “cashless” exercise) or settlement of stock options, restricted stock units or other equity awards pursuant to an employee benefit plan described in the final prospectus used for the Public Offering and expiring during the Lock-Up Period (and any transfer necessary to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of such vesting or exercise whether by means of a “net settlement” or otherwise), provided that any such shares of Common Stock received upon such vesting or exercise shall be subject to the terms of this Lock-Up Agreement, (vii) to the Company in connection with the repurchase of shares of Common Stock issued pursuant to an employee benefit plan disclosed in the final prospectus used for the Public Offering or pursuant to the agreements pursuant to which such shares were issued as disclosed in the final prospectus used for the Public Offering, (viii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Shares held by the undersigned shall remain subject to the provisions of this Lock-Up Agreement, (ix) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that each such transferee executes an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement, or (x) with the prior written consent of the Representatives on behalf of the Underwriters, or (b) enter into a written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) relating to the sale of securities of the Company (a “Trading Plan”) provided that (i) the securities subject to such Trading Plan may not be transferred, sold or otherwise disposed of during the Lock-Up Period and (ii) no public disclosure of the entry into such a Trading Plan shall be required or shall be voluntarily made by any person until after the expiration of the Lock-Up Period. In addition, with respect to clauses (a)(i) through (vii) above, it shall be a condition to such transfer that no filing under Section 16(a) of the Exchange Act nor any other public filing or disclosure of such transfer by or on behalf of the undersigned shall be required or shall be voluntarily made in connection with such transfer during the Lock-Up Period.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, civil union, domestic partnership or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (a) and

(b) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

This Lock-Up Agreement and any matters related to it shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. The undersigned agrees that any suit or proceeding arising in respect of this Lock-Up Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York and the undersigned agrees to submit to the jurisdiction of, and to venue in, such courts.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) the Company, on the one hand, or the Representatives, on the other hand, advises in writing that it has determined not to proceed with the Public Offering and withdraws, (ii) the Company files an application with the SEC to withdraw the registration statement related to the Public Offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the shares of Common Stock of the Company to be sold thereunder, or (iv) October 31, 2015, in the event that the Underwriting Agreement has not been executed by such date (provided that the Company may by written notice to the undersigned prior to October 31, 2015 extend such date for a period of up to an additional three months).

In the event that either of the Representatives withdraws from or declines to participate in the Public Offering, all references to the Representatives contained in this Lock-Up Agreement shall be deemed to refer to the sole Representative that continues to participate in the Public Offering (the “Sole Representative”), and, in such event, any written consent, waiver or notice given or delivered in connection with this Lock-Up Agreement by the Sole Representative shall be deemed to be sufficient and effective for all purposes under this Lock-Up Agreement.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. Nothing in this Lock-Up Agreement shall prevent the undersigned from making a demand for, or exercising any right with respect to, the registration of the Undersigned’s Shares, except for any such demand or any such exercise that is publicly disclosed (or required to be publicly disclosed) by the undersigned or any of its affiliates or the Company or any of its affiliates prior to the expiration of the Lock-Up Period; provided that in no event shall the Company be required or permitted to file a registration statement pursuant to such demand or such exercise prior to the expiration of the Lock-Up Period without the prior written consent of the

Representatives. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

ANNEX II

Form of Press Release

Amplify Snack Brands, Inc.

[Date]

(“[Company]”) announced today that Goldman, Sachs & Co. and Jefferies LLC, the joint book-running managers in the Company’s recent public sale of              shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to              shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on         ,             20[15/16], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX III(a)

Form of Opinion of Goodwin Procter

ANNEX III(b)

Form of Negative Assurance Letter of Goodwin Procter

ANNEX IV

Form of Opinion of Selling Stockholder’s Counsel